PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001


Report of Independent Registered Public Accounting Firm

To the Trustees of Scudder Tax Free Trust and the Shareholders of Scudder Intermediate
Tax/AMT Free Fund:

In planning and performing our audit of the financial statements of Scudder Intermediate
Tax/AMT Free Fund, a series of Scudder Tax Free Trust (the "Fund"), for the year ended May
31, 2005, we considered its internal control, including control activities for safeguarding
securities, in order to determine our auditing procedures for the purpose of expressing our
opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing financial
 statements for external purposes that are fairly presented in conformity with generally accepted accounting principles in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that
controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).  A material weakness, for the purpose of this
report, is a condition in which the design or operation of one or more of the internal control
components does not reduce to a relatively low level the risk that misstatements caused by error
or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control
and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of May 31, 2005.

This report is intended solely for the information and use of the
 Trustees, management, and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


July 27, 2005